Ex 23.2

MOORE STEPHENS FRAZER AND TORBET, LLP
Certified Public Accountants and Consultants

                                            1199 South Fairway Drive, 2nd Floor
                                                       Walnut, California 91789
                                             City of Industry, California 91744
                                            (909) 594-2713   Fax (909) 594-2357
                                                                www.msftllp.com

To The Board of Directors
Yi Wan Group, Inc.

                       Consent of Independent Accountants

We consent to the incorporation by reference in the Registration Statement of Yi
Wan Group, Inc. on Form 10 of our report dated August 14, 2001 on our review of the consolidated financial statements of Yi Wan Group, Inc. as of June 30, 2001 and for the six months then ended, which our report is incorporated by reference in the Form 10 registration statement.

/s/Moore Stephens Frazer and Torbet, LLP
Moore Stephens Frazer and Torbet, LLP

Walnut, California
August 15, 2001